Exhibit 17(a)

FORM OF PROXY CARD FOR COMMON STOCK SHAREHOLDERS

ANNUAL MEETING OF STOCKHOLDERS OF

WESTERN ASSET

ZENIX INCOME FUND INC.

September 5, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for Director in Proposal 1 and “FOR” Proposal 2:

1. Election of Directors: Class II to serve until the 2011 Annual Meeting of Stockholders.

2. To approve the merger of Western Asset Zenix Income Fund Inc. with and into Western Asset High Income Fund II Inc. in accordance with the Maryland General Corporation Law.

NOMINEES:

☐ FOR ALL NOMINEES	O Paolo M. Cucchi O R. Jay Gerken	☐ FOR

	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ AGAINST

	☐ FOR ALL EXCEPT (See instructions below)	☐ ABSTAIN

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

3. Any other business that may properly come before the Meeting.

The persons named as proxies are authorized to vote in their discretion on any other business that may properly come before the Meeting.

Please Complete, Sign and Date hereon and Mail in Accompanying Postpaid Envelope

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		Please check the box to the right if you will be attending the Meeting.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WESTERN ASSET

ZENIX INCOME FUND INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Jay Gerken, Robert I. Frenkel and William J. Renahan and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Western Asset Zenix Income Fund Inc. (the “Fund”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue, 49th Floor, New York, New York on September 5, 2008 at 3:00 p.m., Eastern Standard Time and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying proxy statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted “FOR” each of the nominees for Director in Proposal 1 and “FOR” Proposal 2.

Please refer to the proxy statement for a discussion of the Proposals.

(Continued and to be signed on the reverse side)